POWER OF ATTORNEY
Know all by these presents, that the
undersigned hereby constitutes and appoints
each of James E Brunner, Catherine M. Reynolds
or Robert C. Shrosbree, or any of them signing
singly, and with full power of substitution,
the undersigneds true and lawful attorney-in-
fact to:
(1) prepare, execute in the undersigneds name
and on the undersigneds behalf, and submit to
the U.S. Securities and Exchange Commission
(the SEC) a Form ID, including amendments
thereto, and any other documents necessary or
appropriate to obtain codes and passwords
enabling the undersigned to make electronic
filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of
1934 or any rule or regulation of the SEC;
(2) execute, for and on behalf of the
undersigned, in the undersigneds capacity as a
director of CMS Energy Corporation and/or
Consumers Energy Company (collectively, the
Company), Forms 3, 4, 5 and 144 in accordance
with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;
(3) do and perform any and all acts, for and on
behalf of the undersigned which may be
necessary or desirable to complete and execute
any such Form 3, 4, 5 and 144, complete and
execute any amendment or amendments thereto,
and timely file such form with the SEC and any
stock exchange or similar authority; and
(4) take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of,
or legally required by, the undersigned, it
being understood that the documents executed by
such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney
shall be in such form and shall contain such
terms and conditions as such attorney-in-fact
may approve in such attorney-in-facts
discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do
and perform any and every act and thing
whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights
and powers herein granted, as fully to all
intents and purposes as the undersigned might
or could do if personally present, with full
power of substitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-facts
substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of
attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are
not assuming, nor is the Corporation/Company
assuming, any of the undersigneds responsibilities
to comply with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall remain in full
force and effect until the undersigned is no
longer required to file Forms 3, 4, 5 and 144
with respect to the undersigned's holdings of
and transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.
    IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as
of this 30th day of March, 2007.
/s/ Jon E. Barfield